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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this registration statement on Form F-2 our report dated April 9, 2003, relating to the financial statements of Waterfields Company Limited, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" and in such registration.



/s/ PricewaterhouseCoopers
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Nassau, Bahamas
June 26, 2003